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                                                                      EXHIBIT 16



                    DAVID CHRISTENSEN CPA & CONSULTANT, PLLC
                                   Park Tower
                                    Suite 272
                            201 N.E. Park Plaza Drive
                               Vancouver, WA 98684
                                 (360) 892-0800
                               Fax (360) 604-4587



June 2, 1998


Securities and Exchange Commission
450 5th St. N.W.
Washington D.C. 20549

REGARDING:  WASHINGTON BANKING COMPANY

Dear Sirs:

I have been furnished with a copy of the Form SB-2 Registration Statement to be filed by my former client, Washington Banking Company with the Securities and Exchange Commission. I agree with the statements made under "Experts" regarding the change in accountants insofar as they relate to my firm
(formerly David O. Christensen, Certified Public Accountants & Consultants).

Sincerely,

/s/ David O. Christensen

David O. Christensen